UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2014

CNL HEALTHCARE PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-54685	27-2876363
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 South Orange Avenue

Orlando, Florida 32801

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (407) 650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Watercrest at Katy Senior Housing Development Project – Katy, Texas

On June 27, 2014, CNL Healthcare Properties, Inc. (the “Company”), through an operating subsidiary, formed a joint venture with South Bay Partners, Ltd., a Dallas-based senior housing development company (“South Bay”), to develop a 210-unit, 365,357-square foot independent living community in Katy, Fort Bend County, Texas, a suburb of Houston, for $38.2 million, including land cost. The community will be known as “Watercrest at Katy.” South Bay will serve as the developer of the property during construction, and as the manager of the community upon completion. Community Trust Bank provided construction financing in the amount of approximately $27 million.

A copy of the Company’s July 23, 2014 press release announcing the Company’s acquisition of a portfolio of 8 senior housing and healthcare facilities from South Bay (the “South Bay II Communities”), and the Watercrest at Katy development project, is filed herewith as Exhibit 99.1. The Company’s acquisition of the South Bay II Communities closed in several tranches, all of which were previously disclosed in various Current Reports on Form 8-K that were filed prior to this Current Report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated July 23, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 29, 2014		CNL HEALTHCARE PROPERTIES, INC.
a Maryland Corporation

	By:	/s/ Joseph T. Johnson
Joseph T. Johnson Chief Financial Officer, Senior Vice President and Treasurer